UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2026

AXT, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-24085	94-3031310
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4281 Technology Drive
Fremont, California 94538
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (510) 438-4700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐ Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐ Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock, $0.001 par value	AXTI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On July 16, 2026, the Board of Directors (the “Board”) of AXT, Inc. (the “Company”) increased the number of directors on the Board from five (5) to six (6). Immediately thereafter, the Board elected Jia-Bin Duh to the Board as a Class III Director and independent director, effective immediately. Mr. Duh’s term will expire at the Company’s annual meeting of stockholders in 2028. Mr. Duh will also serve on the audit, compensation and nominating and corporate governance committees of the Board.

Jia-Bin Duh. Mr. Duh has more than 30 years of senior executive leadership and investor experience in the technology and consumer sectors in Greater China. He currently serves as Director of Primax Electronics Ltd. (TPE: 4915), a position he has held since 2021, where he also served as Chairman and Chief Executive Officer from 2023-2024. Mr. Duh has also served as Chairman of Mobinnova Corp. from 2006-2009. Throughout his career, Mr. Duh held top leadership positions at major multinational corporations including serving as President of Cisco Systems China from 1998 to 2005 and Corporate Vice President of Cisco Systems Inc., and as President of Microsoft China from 1993 to 1998. Mr. Duh has served as an independent director of Wangfujing International Group Ltd. (SHA 600859) from 2016-2019, IDT International Limited (HK: 0167) from 2015-2018 and Huizhou Tymphany Acoustics Technology Ltd. Mr. Duh received a Bachelor of Science degree in Control Engineering from National Chiao Tung University, a Masters of Business Administration from the Kellogg School of Management at Northwestern University and a Master of Business Administration from the Hong Kong University of Science and Technology.

Mr. Duh will receive cash and equity compensation under the Company’s existing non-employee director compensation policy as described in the Company’s 2026 Proxy Statement filed with the Securities and Exchange Commission on March 31, 2026, including (i) an initial award of 2,500 shares of restricted stock and (ii) a prorated annual equity grant of 667 shares of restricted stock, with both awards to vest on May 14, 2027, subject to Mr.  Duh’s continuous service through the vesting date. In addition, Mr. Duh will enter into the Company’s standard indemnification agreement in connection with his appointment to the Board.  There are no arrangements or understandings between Mr. Duh and any other person pursuant to which Mr. Duh was elected as a director. There are no family relationships between Mr. Duh and any other director or executive officer of the Company. Except as disclosed in this Current Report, Mr. Duh has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On July 22, 2026, the Company issued a press release announcing the election of Mr. Duh to the Company’s Board. A copy of the press release is attached hereto as Exhibit 99.1.

The information in Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated July 22, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXT, INC.

Date: July 22, 2026	By:	/s/ Gary L. Fischer
Gary L. Fischer Chief Financial Officer and Corporate Secretary